UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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CONVERTED ORGANICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Converted Organics Inc.

7A Commercial Wharf West

Boston, MA 02110

(617) 624-0111

Dear Shareholder:

The 2012 Annual Meeting of Shareholders of Converted Organics Inc. (the “Company”) will be held at the Millennium Bostonian Hotel, 26 North Street, Boston, Massachusetts 02109 on June 8, 2012 at 9:30 a.m. local time.

The attached material includes the Notice of Annual Meeting and the Proxy Statement, which describes the business to be transacted at the meeting. We ask that you give them your careful attention.

We will be reporting on your Company’s activities and you will have an opportunity to ask questions about its operations.

We hope that you are planning to attend the Annual Meeting personally, and we look forward to seeing you. It is important that your shares be represented at the meeting whether or not you are able to attend in person. Accordingly, the return of the enclosed proxy as soon as possible will be greatly appreciated and will ensure that your shares are represented at the Annual Meeting. If you do attend the Annual Meeting, you may, of course, withdraw your proxy if you wish to vote in person.

The Board of Directors recommends that you approve the proposals set forth in this proxy.

On behalf of the Board of Directors, I would like to thank you for your continued support and confidence.

Sincerely,

/s/ Edward J. Gildea
Edward J. Gildea
President, Chief Executive Officer and Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on June 8, 2012:

The Proxy Statement and the Annual Report on Form 10-K/A are available at

http://ir.convertedorganics.com/annuals.cfm

Converted Organics Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Converted Organics Inc. (the “Company”) will be held as follows:

Date:	June 8, 2012
Time:	9:30 a.m.
Place:	Millennium Bostonian Hotel
26 North Street
Boston, Massachusetts 02109

The purpose of the meeting is to vote on the following matters:

1. To elect one member to the Company’s Board of Directors;

2. To ratify the selection of Moody, Famiglietti & Andronico, LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2012;

3. To approve an amendment to the Company’s Certificate of Incorporation, which would authorize the Company’s board of directors to implement a reverse stock split of the Company’s issued and outstanding stock at a ratio of any of 1:100; 1:200; 1:300; 1:400; or 1:500 to be determined by the Board of Directors (the “Reverse Split”);

4. To authorize the Board of Directors pursuant to Section 242(c) of the Delaware General Corporation Law to abandon the Reverse Split;

5. To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 to 1,000,000,000 shares; and

6. To transact such other business as may properly come before the meeting.

Further information about the meeting is contained in the accompanying Proxy Statement. All stockholders of record on April 20, 2012 may vote at this meeting.

By Order of the Board of Directors

/s/ Edward J. Gildea
Edward J. Gildea
President, Chief Executive Officer and Chairman of the Board

Boston, Massachusetts

May 2, 2012

Your vote is important.

If you do not plan to attend the meeting, please sign, date and promptly return the enclosed proxy. A postage-paid reply envelope is enclosed for your convenience. A stockholder who submits a proxy may revoke it at any time before the vote is taken at the meeting, or by voting in person at the meeting.

Converted Organics Inc.

7A Commercial Wharf West

Boston, MA 02110

PROXY STATEMENT

Annual Meeting of Shareholders

June 8, 2012

Introduction

This proxy statement contains information about the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Converted Organics Inc. (the “Company”) to be held at the Millennium Bostonian Hotel, 26 North Street, Boston, Massachusetts 02109 on June 8, 2012 at 9:30 a.m. local time, and at any postponements or adjournments thereof. The Company’s Board of Directors is using this proxy statement to solicit proxies for use at the Annual Meeting. This proxy statement and the enclosed proxy card are being mailed on or about May 2, 2012 to stockholders entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting

The purpose of the meeting is to vote on the following matters:

1. To elect Edward J. Gildea to the Board of Directors to serve until his term expires in 2015 or until his successor is duly elected and qualified;

2. To ratify the appointment of Moody, Famiglietti & Andronico, LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2012;

3. To approve an amendment to the Company’s Certificate of Incorporation, which would authorize the Company’s Board of Directors to implement a reverse stock split of the Company’s issued and outstanding stock at a ratio of any of 1:100; 1:200; 1:300; 1:400; or 1:500 to be determined by the Board of Directors (the “Reverse Split”);

4. To authorize the Board of Directors pursuant to Section 242(c) of the Delaware General Corporation Law to abandon the Reverse Split;

5. To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 to 1,000,000,000 shares; and

6. To transact such other business as may properly come before the meeting.

As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

Who Can Vote

Shareholders of record as of the close of business on April 20, 2012 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of April 20, 2012, there were 180,498,277 shares of Company common stock issued and outstanding. Holders of Company common stock are entitled to one vote per share. Cumulative voting is not permitted. The enclosed proxy card shows the number of shares that you are entitled to vote.

How to Vote

You may give instructions on how your shares are to be voted by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope.

A proxy, when executed and not revoked, will be voted in accordance with its instructions. If no choice is indicated on the proxy, the shares will be voted:

•	FOR the nominee of the Board of Directors (Proposal No. 1);

•	FOR ratification of the appointment of the Independent Public Accountant (Proposal No. 2);

•	FOR approval of the amendment authorizing the Board to effect the Reverse Stock Split (Proposal No. 3);

•	FOR approval authorizing the Board of Directors pursuant to Section 242(c) of the Delaware General Corporation Law to abandon the Reverse Split (Proposal No. 4);

•

FOR approval to amend the Company’s Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 to 1,000,000,000 shares (Proposal No. 5); and

•	as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting.

Revoking a Proxy

A stockholder may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company’s Corporate Secretary at the Company’s principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy. Please note that a stockholder’s mere attendance at the Annual Meeting will not automatically revoke that stockholder’s previously submitted proxy.

Quorum and Voting Requirements

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if stockholders holding one-third (1/3) of the outstanding shares of common stock entitled to vote are present at the meeting in person or by proxy. Shares of common stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Broker non-votes (i.e., votes from shares of common stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to certain of the proposals, as described below, on which the broker has expressly not voted.

Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker non-votes occur when a broker nominee (who has voted on one or more matters at the meeting) does not vote on one or more other matters at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote. Broker non-votes will have no effect on Proposals 1, 2 and 4 but will have the effect of an “AGAINST” vote on Proposal 3 and 5. Abstentions will have no effect on Proposal 1, 2 and 4 but will have the effect of an “AGAINST” vote on Proposal 3 and 5.

For purposes of determining the votes cast with respect to any matter presented for consideration at the meeting, only those votes cast “FOR” or “AGAINST” are included. However, if a proxy is signed but no specification is given, the shares will be voted “FOR” Proposals 1, 2, 3, 4 and 5.

Dissenter’s Rights of Appraisal

No action will be taken in connection with the proposals described in this Proxy Statement for which Delaware law, our Certificate of Incorporation or Bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder’s shares.

Proxy Solicitation Costs and Methods

We will pay all costs of soliciting proxies. In addition to mailing proxy solicitation material, our management, employees and agents also may solicit proxies in person, by telephone, or by other electronic means of communication. We have retained Innisfree M&A Inc. (“Innisfree”) to assist it in soliciting proxies. We have agreed to pay Innisfree a fee of $7,500, plus expenses, for its services in connection with the annual meeting.

Communication with the Board of Directors

The Company has no formal written policy regarding communication with the Board of Directors. However, if a shareholder wishes to communicate with the Board of Directors (or any individual member), they may send a letter directed to the Corporate Secretary, Converted Organics Inc., 7A Commercial Wharf West, Boston, MA 02110. The Corporate Secretary will forward to the directors all communications that, in his or her judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of the Company.

The Company’s Annual Report

A copy of the Company’s annual report on Form 10-K/A for the year ended December 31, 2011 is enclosed with this proxy statement, and the contents of and exhibits to that annual report, including any amendments thereto, are incorporated by reference herein. The Form 10-K/A is also available on the Company’s website (http://ir.convertedorganics.com/annuals.cfm). Upon written or oral request, the Company will provide copies of the exhibits to the annual report at no charge; such requests should be directed to Converted Organics Inc., 7A Commercial Wharf West, Boston, MA 02110.

Directors, Executive Officers and Key Employees

The Company’s executive officers and directors and certain information about them, including their ages as of April 20, 2012, are as follows:

Name	Age	Position
Edward J. Gildea*	60	President, Chief Executive Officer, and Chairman of the Board
David R. Allen	57	Chief Financial Officer and Executive Vice-President of Administration
Edward A. Stoltenberg	72	Director

*	Nominee for election at annual meeting.

The following is a brief description of the principal occupation and recent business experience of each of our directors and executive officers:

Edward J. Gildea has been our Chairman, President and Chief Executive Officer since January 2006. From 2001 to 2005, he held several executive positions including Chief Operating Officer, Executive Vice President, Strategy and Business Development, and General Counsel of Quality Metric Incorporated, a private health status measurement business. During that period, Mr. Gildea was also engaged in the private practice of law representing business clients and held management positions in our predecessor companies. He holds an A.B. degree from the College of the Holy Cross and a J.D. degree from Suffolk University Law School. The Company believes that Mr. Gildea’s financial and business expertise, including a diversified background of counseling and managing both public and private companies, gives him the qualifications and skills to serve as a Director.

David R. Allen has been our Chief Financial Officer since March 2007. He was previously a director of the Company from June 2006 to March 2007, where he served as our audit committee chairman. From 1999 to 2004, he served as first the Chief Financial Officer and then as Chief Executive Officer of The Millbrook Press Inc., a publicly held publisher of children’s books. From 2004 until 2007, Mr. Allen has acted as a management consultant and advisor to small public companies. Mr. Allen holds a B.S. degree in Accounting and an M.S. degree in Taxation from Bentley University in Waltham, Massachusetts. Mr. Allen is a Certified Public Accountant.

Edward A. Stoltenberg has been a director since March 2007. He is a Managing Director of Phoenix Financial Services, an investment banking firm which provides financial services to middle market public and private companies. He has been with Phoenix since 1999. Mr. Stoltenberg is a Certified Public Accountant and holds a B.A from Ohio Wesleyan University and an M.B.A from the University of Michigan. The Company believes that Mr. Stoltenberg’s financial and business expertise, including a diversified background of managing financial service firms and providing investment services for public companies gives him the qualifications and skills to serve as a Director.

During 2011 three directors resigned from the Board; Robert Cell and John DeVillars in July 2011 and Marshall Sterman in November 2011. The resignations were not the result of any disagreements with management, rather, the resignations helped reduce expenses.

There are no family relationships among our officers and directors.

Board Classifications, Committees and Meetings

Our Board of Directors comprises two members divided into three classes as nearly equal in number as possible. Currently, Mr. Edward Stoltenberg serves as a Class 1 director, whose term expires in 2013, while the other position is vacant; the positions are currently vacant for the two Class 2 directors, whose terms expire in 2014; and Mr. Edward Gildea serves as a Class 3 director, whose term expires in 2012.

During the fiscal year ended December 31, 2011, the Board of Directors held twelve meetings in person or telephonically and acted by written consent on two occasions. In addition to these meetings and actions, during fiscal year 2011 the Audit Committee of the Board of Directors met five times, the Compensation Committee of the Board of Directors met four times, and the Nominating and Governance Committee did not meet. Each of our directors attended greater than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which he served.

In view of the fact that the Board has only two members, the functions of the Audit, Compensation, and Nominating and Governance Committees are carried out by the full Board. At such time as additional members are added to the Board, the Committees will be reinstated.

Nomination of Director Candidates

The Company receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and stockholders. Any such nominations, together with appropriate biographical information, should be submitted to the Chairman of the Board in the manner discussed below. Any candidates submitted by a stockholder or stockholder group are reviewed and considered in the same manner as all other candidates.

Nominating and selection procedures are described in the written charter of the Company’s Nominating and Governance Committee, a copy of which is available on the Company’s website at www.convertedorganics.com. Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing board composition. However, minimum qualifications include high level leadership experience in business activities, breadth of knowledge about issues affecting the Company, experience on other boards of directors, preferably public company boards, and time available for meetings and consultation on Company matters. The Board does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its stockholders.

The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting.

A stockholder wishing to nominate a candidate for election to the Company’s Board of Directors at any annual meeting at which the Board of Directors has determined that one or more directors will be elected shall submit a written notice of his or her nomination of a candidate to the Chairman of the Board (c/o the Corporate Secretary), providing the candidates name, biographical data and other relevant information together with a consent from the nominee. The submission must be received at the Company’s principal executive offices a reasonable time before the Company begins to print and mail its proxy materials so as to permit the Board of Directors to evaluate the qualifications of the nominee.

The Company currently does not employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

Board Leadership Structure and Role in Risk Oversight

Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interest of the Company’s shareholders at this time. The Company believes this structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry.

Our Board of Directors has risk oversight responsibility for the Company and administers this responsibility directly. Our Board of Directors oversees our risk management process through regular discussions of the Company’s risks with senior management both during and outside of regularly scheduled Board of Directors meetings. In addition, our Board of Directors administers our risk management process with respect to risks relating to the Company’s accounting and financial controls.

Board Member Attendance at Annual Meetings

All current Board members and all nominees for election to our Board of Directors are required to attend our annual meetings of stockholders, provided, however, that attendance shall not be required if personal circumstances affecting the Board member or director nominee make his or her attendance impracticable or inappropriate. Two out of four of our then directors attended the 2011 annual meeting of stockholders.

Director Independence and Audit Committee Expert

Our Board is not subject to any independence requirements. However, our Board has reviewed the independence of its directors under the requirements set forth by the NASDAQ Stock Market. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The purpose of this review was to determine whether relationships or transactions existed that were inconsistent with a determination that the director is independent. As a result of this review, Mr. Stoltenberg was deemed to be independent of the Company under the standards set forth by NASDAQ.

Although the full Board performs the services of the audit committee, the Board has determined that Mr. Stoltenberg qualifies as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

Compensation Committee and Insider Participation

None of the members of our Compensation Committee is one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning total compensation received by our Chief Executive Officer and the other most highly compensated officer (“named executives”) for services rendered to Converted Organics in all capacities for the last two fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Comp.	Nonqual. Deferred Comp. Earnings	All Other Comp.	Total ($)
Edward J. Gildea,	2011	198,900	—	144,498	117,740				461,138
President and Chief Executive Officer	2010	221,800	—	—	256,400	—	—	—	478,200

David Allen,	2011	156,081	—	41,887	34,130				232,098
Chief Financial Officer	2010	176,200	—	—	128,200	—	—	—	304,400

(1)	Represents the full grant date fair value of the stock award or option grant, as applicable, calculated in accordance with FASB ASC Topic 718. For the purposes of making the option calculation, the assumptions set forth in Note 12 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K/A for the year ended December 31, 2011 were utilized; provided that we excluded the assumed forfeiture rate for the purposes of the calculations in the table.

Director Compensation

In fiscal 2011, our independent directors received options to purchase an aggregate of 232 shares of our common stock, an aggregate of 155 shares of restricted common stock and an aggregate of $132,500 in fees for their service on the Board of Directors, which included meeting fees of $1,500 per meeting. As of August 2011, the fees were changed to a flat $3,000 per month and the meeting fees were discontinued. Directors who are also employees do not receive compensation for their services as directors.

Name	Fees Earned or Paid in Cash	Option Awards(1)		Stock Awards(1)		Total
Edward A. Stoltenberg	$45,500	$40,582	(2)	$49,860	(2)	$135,942
Robert Cell	$29,000	$40,582	(3)	$49,860	(3)	$119,442
John DeVillars	$24,500	$40,582	(4)	$49,860	(4)	$114,942
Marshall Sterman	$33,500	$—	(5)	$59,041	(5)	$92,541

(1)	Represents the full grant date fair value of the option grant or stock award, as applicable, calculated in accordance with FASB ASC Topic 718. For the purposes of making the option calculation, the assumptions set forth in Note 12 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2011 were utilized; provided that we excluded the assumed forfeiture rate for the purposes of the calculations in the table.

(2)	As of December 31, 2011, Mr. Stoltenberg held options to purchase 76 shares of common stock and held 37 shares of restricted common stock.

(3)	As of December 31, 2011, Mr. Cell held options to purchase 78 shares of common stock and held 37 shares of restricted common stock.

(4)	As of December 31, 2011, Mr. DeVillars held options to purchase 78 shares of common stock and held 37 shares of restricted common stock.

(5)	As of December 31, 2011, Mr. Sterman held no options to purchase shares of common stock and held 44 shares of restricted common stock.

Outstanding Equity Awards at Fiscal Year End-2011

	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($ per share)	Option Expiration Date
Name	Exercisable	Unexercisable
Edward J. Gildea	20	0	$18,750	June 15, 2011
	25	0	$25,100	June 27, 2018
	100	0	$3,400	January 4, 2020
	107	0	$1,150	April 6, 2021
David R. Allen	1	0	$18,750	June 15, 2011
	15	0	$25,100	June 27, 2018
	10	0	$5,500	June 25, 2019
	50	0	$3,400	January 4, 2020
	31	0	$1,150	April 6, 2021

Stock Option Plan

At the Annual Meeting of Shareholders on June 30, 2010, shareholders approved the Omnibus Stock Compensation Plan (“2010 Plan”), pursuant to which there were 692 shares authorized for issuance, subject to adjustment. Commencing January 1, 2011 and on the first day of each fiscal year thereafter, the number of shares authorized for issuance under the 2010 Plan is automatically recalculated to be equal to 20% of the shares of the Company’s common stock outstanding on the last day of the prior fiscal year, less any issuances made under both the 2006 Plan and the 2010 Plan. The 2010 Plan replaced the 2006 Plan and no additional shares will be issued under the 2006 Plan, however the Company reserved the right to issue pursuant to the 2006 Plan, new options to the extent that, and in the amount of, any currently outstanding options are forfeited under that plan.

Under the Plan, the Compensation Committee may grant awards in the form of incentive stock options, as defined in Section 422 of the Code, as well as options which do not so qualify, stock units, stock awards, stock appreciation rights and other stock-based awards.

Other awards may be granted that are based on or measured by common stock to employees, consultants and non-employee directors, on such terms and conditions as the Compensation Committee deems appropriate. Other stock-based awards may be granted subject to achievement of performance goals or other conditions and may be payable in common stock or cash, or in a combination of the two.

Code of Ethics

We have adopted a code of ethics that applies to our officers (including our principal executive, financial and accounting officers), directors, employees and consultants. The text of our code of ethics can be found on our Internet website at www.ConvertedOrganics.com.

Employment Agreements

Effective as of April 20, 2011, the Company entered into severance agreements with Mr. Gildea and Mr. Allen, under which, should a change in control of the Company occur, Messrs. Gildea and Allen shall be entitled to a continuation of payment of their base salary for a term of thirty-six months, payable in bi-weekly installments in accordance with the Company’s regular payroll practices. “Change of Control”, shall mean the consummation of any of the following events: (i) a sale, lease or disposition of all or substantially all of the assets of the Company, or (ii) a merger or consolidation (in a single transaction or a series of related transactions) of the Company with or into any other corporation or corporations or other entity, or any other corporate reorganization, where the stockholders of the Company immediately prior to such event do not retain (in substantially the same percentages) beneficial ownership, directly or indirectly, of more than fifty percent (50%) of the voting power of and interest in the successor entity or the entity that controls the successor entity; provided, however, that a “Change in Control” shall not include a sale, lease, transfer or other disposition of all or substantially all of the capital stock, assets, properties or business of the Company (by way of merger, consolidation, reorganization, recapitalization, sale of assets, stock purchase, contribution or other similar transaction) that involves the Company, on the one hand, and Converted Organics Inc. or any Converted Organics Subsidiary.

In the event a Change in Control occurs, and the employment of either Mr. Gildea or Mr. Allen is terminated (i) by the Company for a reason other than for Cause (as defined below) or (ii) by the Executive for Good Reason (as defined below), then the Executive shall be eligible for severance pay as described above.

Resignation for “good reason” means the occurrence of any of the following conditions without the Executive’s consent, which condition continues after notice by the Executive to the Company and a reasonable opportunity to cure such condition: (i) a decrease in the Executive’s base salary, (ii) relocation of the Executive’s work place to a location more than 50 miles from the Executive’s business location at the time of the Change of Control, or (iii) the Executive’s assignment to a position where the duties of the position are outside his area of professional competence.

“Cause” means a good faith finding by the Company of: (i) gross negligence or willful misconduct by the Executive in connection with the Executive’s employment duties, (ii) failure by the Executive to perform his duties or responsibilities required pursuant to the Executive’s employment after written notice and a 30-day opportunity to cure, (iii) misappropriation by the Executive for the Executive’s personal use of the assets or business opportunities of the Company, or its affiliates, (iv) embezzlement or other financial fraud committed by the Executive, (v) the Executive knowingly allowing any third party to commit any of the acts described in any of the preceding clauses (iii) or (iv), or (vi) the Executive’s indictment for, conviction of, or entry of a plea of no contest with respect to, any felony.

Mr. Gildea and Mr. Allen have no employment contracts other than the above described severance agreements, and as such are at-will employees.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information regarding the beneficial ownership of our common stock, as of April 18, 2012 by (i) each person whom we know owned, beneficially, more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all of the current directors and executive officers as a group. We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned. Shares of common stock to be received upon conversion of preferred stock, or subject to options or warrants currently exercisable or exercisable on or within 60 days of the date of this proxy statement, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

Officers and Directors

Name of Beneficial Owner(1)	No. of Shares Beneficially Owned		Percent of Class(2)
Edward J. Gildea	682	(3)	*
David R. Allen	143	(4)	*
Edward A. Stoltenberg	116	(5)(6)	*
All directors and officers as a group (three persons)	941		*
5% Shareholders
OppenheimerFunds, Inc.	4,890	(7)	*	(7)

*	Less than 1%

(1)	The address of all persons named in this table, with the exception of Oppenheimer Funds, Inc. is: c/o Converted Organics Inc., 7A Commercial Wharf West, Boston, MA 02110.

(2)	Assumes 180,498,277 shares as of April 20, 2012.

(3)	Includes options to purchase 252 shares.

(4)	Includes options to purchase 107 shares.

(5)	Includes options to purchase 78 shares.

(6)	Includes 6 shares beneficially owned and held in trust.

(7)	Consists of 13,281 shares of Series A Convertible Preferred Stock that is convertible into 4,890 shares of common stock; provided that we are not permitted to effect any conversion of the preferred stock, and the holder does not have the right to convert any portion of the preferred stock, to the extent that, after giving effect to the conversion the holder (together with any of holder’s affiliates) would beneficially own in excess of 19.9% of the total issued and outstanding shares of our common stock as of October 18, 2010.

Transactions With Related Persons, Promoters, and Certain Control Persons

As payment for compensation accrued and not paid since April 1, 2006 and expenses incurred but not reimbursed since April 1, 2006, we intend to pay in the future, out of available cash, a total of $150,000 to the following current and former executive officers, directors and consultants, each of whom will receive $50,000: Edward J. Gildea, John A. Walsdorf and William A. Gildea.

Marshall S. Sterman, a former director, is also currently Chairman of the Board of Urban Ag Corp, which licenses Converted Organics’ TerraSphere technology.

In connection with the Company’s acquisition of TerraSphere Systems, the Company assumed an unsecured note payable to William Gildea, Secretary of the Company and brother of Edward Gildea, President of the Company, which has an interest rate of 10% per annum. The principal amount due totaled $72,351 at December 31, 2011 and 2010. The Company incurred interest expense totaling $7,235 and $3,486 for the years ended as of December 31, 2011 and 2010, respectively.

The above transactions have been ratified by a majority of the members of our Board of Directors who are independent directors. Future transactions with our officers, directors or greater than five percent stockholders will be on terms no less favorable to us than could be obtained from unaffiliated third parties, and all such transactions will be reviewed and subject to approval by our Audit Committee, which will have access, at our expense, to our or independent legal counsel.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company’s directors, its officers and any persons holding more than 10% of the Company’s Common Stock (“10% holders”) are required to file with the Securities and

Exchange Commission (“SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2011. The Company is not aware of any late filers for the fiscal year ended December 31, 2011. In making these statements, the Company has relied solely on written representations of its directors, officers and 10% holders and copies of the reports that they filed with the SEC.

Independent Public Accountants

Moody, Famiglietti & Andronico, LLP (“MFA LLP”) served as the Company’s independent public accountant in fiscal 2011 and has been engaged as the Company’s independent public accountant for fiscal 2012. The following table shows the fees paid or accrued by the Company for the audit and other services provided by MFA LLP for 2011 and 2010.

	FY 2011		FY 2010
Audit Fees	$89,900	(1)	$142,500
Audit Fees (acquisition targets)	$—		$267,944
Tax Fees	$29,000	(2)	$18,500
All Other Fees	$63,687	(3)	$117,755
Totals	$118,900		$546,699

(1)	Audit fees paid to Moody, Famiglietti & Andronico, LLP for fiscal 2011

(2)	Tax fees paid to CCR LLP

(3)	Includes quarterly review fees paid to CCR LLP in 2011

Audit fees of CCR LLP and MFA LLP for fiscal 2011 and 2010 consisted of the examination of the consolidated financial statements of the Company.

On January 25, 2012, the Board of Directors approved the engagement of Moody, Famiglietti & Andronico, LLP as the Company’s new independent registered public accounting firm. On January 12, 2012, our management was notified that its newly appointed independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”) had resigned. The Company had announced in a previous Form 8-K, on December 2, 2011, that the Audit Committee of the Company had approved the engagement of Grant Thornton as the Company’s new independent registered public accounting firm as a result of Grant Thornton’s acquisition of CCR LLP, our former independent registered public accounting firm, on December 1, 2011.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2011. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the information by reference in such filing.

The Company does not currently have an Audit Committee and such function is performed by the entire Board of Directors, which currently includes one non-employee director, Mr. Stoltenberg. The Board of Directors has determined that Mr. Stoltenberg is independent as defined by the rules of the NASDAQ Stock Market and the SEC. Although the full Board performs the services of the audit committee, the Board also determined that Mr. Stoltenberg is an “audit committee financial expert” as defined by SEC rules through his business and professional experience.

The Board is directly responsible for the appointment, retention, evaluation, compensation, oversight and termination of the Company’s independent registered public accounting firm.

The Board of Directors reviews the results and scope of audit and other services provided by the independent public accountants and reviews the accounting principles and auditing practices and procedures to be used in the Company’s financial reporting process, including its systems of internal control, and in the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm for the last fiscal year, Moody, Famiglietti & Andronico, LLP, is responsible for performing an independent audit of those financial statements. As more fully explained in the Audit Committee’s charter, the Audit Committee’s (or Board of Directors when no audit committee is present) responsibility is to provide oversight of and to review those processes. The Audit Committee (or Board of Directors when no audit committee is present) does not conduct auditing or accounting reviews or procedures, and relies on information and representations provided by management and the independent public accountants. The Audit Committee (or Board of Directors when no audit committee is present) has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent public accountants included in their report on the Company’s financial statements.

Audited Financial Statements

The Board of Directors has reviewed the audited financial statements prepared for the fiscal year ended December 31, 2011. The Board of Directors has reviewed and discussed those audited financial statements with members of the management of the Company.

The Board of Directors has discussed the audited financials for fiscal 2011 with Moody, Famiglietti & Andronico, LLP, and has discussed with Moody, Famiglietti & Andronico, LLP the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vo1. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Board of Directors has received from Moody, Famiglietti & Andronico, LLP a letter and other written disclosures required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Board concerning independence. The Board of Directors had discussions with Moody, Famiglietti & Andronico, LLP in advance of the Annual Meeting regarding the independence of Moody, Famiglietti & Andronico, LLP as the Company’s independent registered public accounting firm.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Board of Directors’ responsibility is to monitor and oversee these processes. After review of all discussions and correspondence described above, as well as such other matters deemed relevant and appropriate by the Board of Directors, the Board of Directors recommended that the audited financial statements for the last fiscal year be included in the Company’s Annual Report on Form 10-K/A.

The Audit Committee

Edward Stoltenberg, Chairman of the Audit Committee function
Edward J. Gildea, Member

PROPOSAL NO. 1

ELECTION OF THE BOARD OF DIRECTORS

The Board of Directors comprises two members divided into three classes as nearly equal in number as possible. Currently, Mr. Edward Stoltenberg serves as a Class 1 director, whose term expires in 2013, while the other position is vacant; the positions are currently vacant for the two Class 2 directors, whose terms expire in 2014; and Mr. Edward Gildea serves as a Class 3 director, whose term expires in 2012.

The Board of Directors has nominated Mr. Gildea to serve as a Class 3 director until 2015, or until his respective successor is elected and qualified.

Vote Required

The candidate receiving the highest number of votes cast in favor of his election shall be elected as director.

Recommendation

The Board recommends that stockholders vote FOR the election of Mr. Edward J. Gildea.

PROPOSAL NO. 2

RATIFICATION OF THE SELECTION OF MOODY, FAMIGLIETTI & ANDRONICO, LLP AS INDEPENDENT PUBLIC ACCOUNTANT

The Board of Directors appointed Moody, Famiglietti & Andronico, LLP (“MFA LLP”) as the Company’s independent public accounting firm for 2012. MFA LLP was engaged as the Company’s independent public accountant in February 2012.

In the past five fiscal years there have been no disagreements with MFA LLP or its predecessor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

One or more representatives of MFA LLP will attend the Annual Meeting and be available to respond to appropriate questions.

The Board recommends the shareholders ratify the appointment of MFA LLP as the Company’s independent public accountant for the year 2012. If the shareholders do not ratify the appointment, other independent public accountants will be appointed by the Board upon recommendation of the Chairman of the Board.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock present at the meeting and entitled to vote is required is required to approve the selection of MFA LLP as independent public accountant.

Recommendation

The Board recommends that stockholders vote FOR the ratification of the selection of MFA LLP as the Company’s independent public accountant for the year 2012.

PROPOSAL NO. 3

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO AUTHORIZE THE BOARD OF DIRECTORS TO EFFECT A REVERSE STOCK SPLIT

General

The Company’s Board of Directors has adopted a resolution approving and recommending for approval to the Company’s shareholders an amendment to the Company’s Certificate of Incorporation, as amended, authorizing a reverse stock split of the Company’s common stock, at a ratio of any of 1 for 100; 1 for 200; 1 for 300; 1 for 400; or 1 for 500. The Company’s authorized but unissued stock would not be reduced in accordance with these ratios. As such, if we received approval for Proposal 5, our total authorized shares after completion of the proposed reverse split will be 1,000,000,000 shares. The authority to effect the reverse split would be granted to the Board for a period of twelve months from the date of the Annual Meeting. Should the Board of Directors decide to implement the reverse stock split, it would become effective upon the filing of an amendment to the Company’s Certificate of Incorporation, as amended, with the Secretary of State of the State of Delaware.

With the exception of adjustments that may result from the treatment of fractional shares (as described below), each stockholder will retain the same percentage of common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split.

The form of the Certificate of Amendment to be filed with the Secretary of State of the State of Delaware to accomplish the reverse stock split is represented in Annex A.

Background and Reasons for the Proposed Reverse Stock Split

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “COIN”. On April 13, 2012, the last sales price of our common stock was $0.01. On such date, we had 180,498,277 shares of common stock outstanding and 14,548,124 shares of common stock reserved for issuances pursuant to outstanding options and warrants. We are authorized to issue 500,000,000 shares of common stock; provided that if we received approval for Proposal 5, our total authorized shares will be 1,000,000,000 shares.

January 2012 Transaction

On January 3, 2012, we entered into an agreement with an institutional investor whereby we agreed to sell to the investor twelve senior secured convertible notes (the “January Notes”). The initial January Note was issued on January 6, 2012 in an original principal amount of $247,500, for a purchase price of $225,000. The remaining eleven January Notes will each have an original principal amount of $237,600, and will each be issued for a purchase price of $216,000. Each January Note matures eight months after issuance. The total face value of the twelve notes under this agreement will be $2,861,100, assuming each note is sold to the investor, of which there is no assurance.

The January Notes are convertible into shares of our common stock at a conversion price equal to 80% of lowest bid price of our common stock on the date of conversion.

We also agreed to issue to the investor up to twelve warrants to acquire shares of common stock, each such issuance to occur along with each purchase of a January Note. Each warrant provides that the holder is initially entitled to purchase the number of shares of common stock equal to 50% of the number of shares of common stock issuable upon conversion in full of the applicable January Note (based on initial fixed conversion price equal to the three lowest closing sale prices of our common stock during the twenty trading day period preceding the issuance of the particular January Note, with respect to each January Note, such term is referred to as the “Fixed Conversion Price”) at an initial exercise price equal to the Fixed Conversion Price of the applicable January Note that is issued along with such warrant.

With respect to the initial January Note issued on January 6, 2012, the Fixed Conversion Price was $0.003, which means (after taking into account the reverse split we completed in February 2012) the minimum number of shares of common stock underlying the initial January Note is 165,000 shares and the number of shares of common stock underlying the warrant issued in connection with the initial January Note was 82,500 shares. We cannot predict the Fixed Conversion Price for the remaining eleven January Notes and corresponding warrants at this time. As such, the total number of shares underlying all twelve January Notes and warrants is unknown.

On March 12, 2012, we entered into an agreement (the “March Agreement”) with two investors, pursuant to which we agreed to effect an additional closing of notes identical to the January Notes in which we issued the buyers new notes having an aggregate original principal amount of $550,000 for a purchase price of $500,000 (the “New Notes” and together with the January Notes, the “$3.4 Million Notes”), and warrants to purchase an aggregate of 2,619,048 shares of common stock at an exercise price of $0.105 per share (the “New Warrants”). The New Notes and New Warrants have identical terms to the January Notes and warrants described above.

Based on the possible principal amount of the $3.4 Million Notes the number of shares that such notes may be converted into at various assumed conversion prices is as follows:

Conversion Price	Number of shares of common stock underlying the $3.4 Million Notes
$0.02	170,000,000
$0.01	340,000,000
$0.005	680,000,000
$0.001	3,400,000,000

Potential Effects of Proposed Reverse Split

While we believe that the reverse split would initially help increase the market price of our common stock, the effect of a reverse split on the market price of our common stock cannot be predicted with any certainty, and the historical results of similar reverse splits for companies in similar circumstances is varied. We completed a reverse split in November 2011 at a ratio of 1:10 shares and in February 2012 at a ratio of 1:500 shares. The initial effect of the split caused our stock price to increase; however, within days of each split our stock price fell to or below its pre-split levels. Due to potential sales of a significant number of shares of our common stock by the holders of the $3.4 Million Notes, we believe it is likely that our stock price will again fall after the completion of the proposed reverse stock split, particularly when such holders are able to convert such notes into shares of common stock and sell the shares of common stock into the market. In addition, since we have already completed two reverse stock splits (not including the current proposed split), the possibility of future reverse stock splits will likely cause the price of our common stock to fall.

Additionally, the reverse stock split will likely result in many stockholders owning “odd-lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

General

After the effective date of the reverse split, each holder of our common stock will own a reduced number of shares of our common stock. However, the reverse split will affect all holders of our common stock uniformly and will not affect any shareholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our shareholders owning a fractional share. In lieu of issuing fractional shares, each holder of our common stock who would otherwise have been entitled to a fraction of a share upon surrender of such holder’s certificates will have the number of shares he receives rounded up to the nearest whole share.

Effect on Authorized and Outstanding Shares

We currently are authorized to issue a maximum of 500,000,000 shares of our common stock; provided that if we received approval for Proposal 5, our total authorized shares will be 1,000,000,000 shares. As of the Record Date, there were 180,498,277 shares issued and outstanding. In addition, we have approximately 14,548,124 shares reserved for issuance upon exercise of outstanding options and warrants and in connection with existing share-based compensation and benefit plans and financing arrangements. Although the number of authorized shares of common stock will not change as a result of the reverse split, the number of issued and outstanding shares of our common stock will be reduced to a number that will be approximately equal to the number of shares of common stock issued and outstanding immediately prior to the effective date divided by the reverse split ratio. The number will not be exact due to the treatment of any fractional shares, as described below.

The proposal will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now outstanding. We do not anticipate that the reverse split will result in any material reduction in the number of holders of common stock. Each shareholder’s percentage ownership of the new common stock will not be altered except for the effect of eliminating fractional shares as described below. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” in accordance with Rule 13e-3 under the Securities Exchange Act of 1934, as amended. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Following the effective date, it is not anticipated that our financial condition, the percentage ownership of management, the number of shareholders, or any aspect of our business would materially change as a result of the reverse split.

Accounting Matters

The reverse split will not affect the par value of our common stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to the common stock will be reduced in proportion to the fraction by which the number of shares of common stock are reduced, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect

While the Board of Directors believes it advisable to authorize and approve the reverse split for the reasons set forth above, the Board is aware that the increase in the number of authorized but unissued shares of common stock may have a potential anti-takeover effect. Our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of shareholders seeking to control the Company. The reverse stock split is not being recommended by the Board as part of an anti-takeover strategy.

Increase of Shares of Common Stock Available for Future Issuance

Because our authorized common stock will not be reduced, the overall effect will be an increase in our authorized but unissued shares of common stock as a result of the reverse split. These shares may be issued by our Board of Directors in its discretion. Any future issuances will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of common stock. As stated above, it is likely that the holders of the $3.4 Million Notes will begin to convert the $3.4 Million Notes into shares of our common stock as soon as July 3, 2012, which will result in a significant number of shares being issued and will result in significant dilution to our shareholders.

Summary Table

For illustration purposes only, the following table shows the effects of potential reverse stock split ratios of between 1:100 and 1:500, without giving effect to any adjustments for fractional shares, on our authorized and issued shares of common stock, shares of common stock reserved for issuance and authorized but unissued and unreserved shares of common stock. The information presented below is as of the Record Date and assumes no changes between such date and the effective date of any split.

Reverse split ratio	Shares of common stock authorized and issued	Shares of common stock reserved for issuance(1)	Shares of common stock authorized and unissued	Total number of authorized shares(2)
No split	180,498,277	14,548,124	304,953,599	500,000,000
1-for-100	1,804.983	145,481	498,049,536	500,000,000
1-for-200	902,491	72,741	499,024,768	500,000,000
1-for-300	601,661	48,494	499,349,845	500,000,000
1-for-400	451,246	36,370	499,512,384	500,000,000
1-for-500	360,997	29,096	499,609,907	500,000,000

(1)	Shares underlying options and warrant. The above warrants issued to the holders of our $3.4 Million Notes contain anti-dilution provisions that provide that if we issue securities at price per share that is less than exercise price of the warrants, the exercise price of such warrants shall decrease to such price and the number of shares issuable under the warrants will be proportionately increased such that the aggregate exercise price payable after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment. As a result, the number of shares set forth above underlying the warrants may be significantly increased due to such provision.

(2)	Does not assume completion of the increased number of authorized shares in Proposal 5.

Effective Time

The proposed reverse stock split would become effective as of 11:59 p.m., Eastern time (the “Effective Time”) on the date of filing of the Certificate of Amendment with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Time, shares of our common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our common stock in accordance with the reverse stock split ratio of either 1:100; 1:200; 1:300; 1:400 or 1:500, as determined by the Board of Directors.

After the Effective Time, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers.

Board Discretion to Implement the Reverse Stock Split Amendment

If stockholder approval is obtained for this proposal, the Board expects to select an appropriate ratio and implement the reverse stock split promptly. However, the Board reserves the authority to decide, in its discretion, to delay or abandon the reverse stock split after such vote and before the effectiveness of the reverse stock split if it determines that the reverse stock split is no longer in the best interests of the Company and its stockholders. The Board will, however, implement the reverse stock split, if at all, within one year of the date of the Annual Meeting.

Fractional Shares

No fractional shares of common stock will be issued in connection with the reverse stock split. Fractional shares will be rounded up to the nearest whole share.

Recommendation

The Board recommends that stockholders vote FOR the proposal to approve an amendment to the Company’s Certificate of Incorporation to authorize the Board of Directors to effect a reverse stock split.

PROPOSAL NO. 4

AUTHORIZATION OF THE BOARD OF DIRECTORS TO ABANDON THE REVERSE SPLIT

Pursuant to Section 242(c) of the Delaware General Corporation Law the shareholders may authorize the Board of Directors to abandon the filing of the amendments to the Certificate of Incorporation approved under Proposal 1 attached as Annex A to this Proxy Statement, and thereby abandon and not implement the Reverse Split.

As set forth above, based on the future market price of our common stock and other business considerations, and in order to further the best interests of our stockholders and minimum further dilution of their equity our Board of Directors requests the flexibility to implement the Reverse Split between now and the one year anniversary of the Annual Meeting. Although it is highly probably that the board will implement the Reverse Split shortly after the Annual Meeting (and will file an appropriate Form 8-K with the Securities and Exchange Commission announcing such action), it is possible that the Board may deem it in the best interests of the stockholders not to implement the Reverse Split.

Recommendation

The Board recommends that stockholders vote FOR the proposal to authorize the Board of Directors to abandon the Reverse Split in its discretion.

PROPOSAL NO. 5

AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE

THE NUMBER OF AUTHORIZED SHARES THAT THE COMPANY MAY ISSUE

TO 1,000,000,000 SHARES OF COMMON STOCK

General

Our Board of Directors unanimously approved and recommended for adoption by the shareholders the Amendment to the Certificate of Incorporation (the “Amended Certificate”), the text of which is attached to this Proxy Statement as Annex B. The following proposal is to approve the increase in the number of shares of common stock authorized in our Amended Certificate from 500,000,000 shares to 1,000,000,000 shares, but does not approve any issuance of shares of common stock.

Background and Reasons for the Proposed Amended and Restated Articles

As of Record Date, there were 500,000,000 shares of our common stock authorized, of which, 180,498,277 shares were issued and outstanding. In addition, we had approximately 14,548,124 shares reserved for issuance upon exercise of outstanding options and warrants and in connection with existing share-based compensation and benefit plans and financing arrangements. With respect to the warrants issued to the holders of our $3.4 Million Notes, such warrants contain anti-dilution provisions that provide that if we issue securities at price per share that is less than exercise price of the warrants, the exercise price of such warrants shall decrease to such price and the number of shares issuable under the warrants will be proportionately increased such that the aggregate exercise price payable after taking into account the decrease in the exercise price, shall be equal to the aggregate exercise price prior to such adjustment. As a result, the number of shares set forth above underlying the warrants may be significantly increased due to such provision. To the extent Proposal 3 is approved and we effect a Reverse Split, our outstanding shares would be reduced proportionately.

The approval of this proposal would increase the number of shares of common stock that we are authorized to issue from 500,000,000 shares to 1,000,000,000 shares of common stock. The par value of our common stock will not be affected by the amendment.

We seek shareholder approval to increase the number of authorized shares because doing so will allow us to maintain sufficient shares of common stock for future business and financial purposes. Authorized but unissued shares of common stock may be used by us for any purpose permitted under Delaware law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers and directors, and entering into transactions that the Board of Directors believes provide the potential for growth and profit. Furthermore, we may utilize our securities to make future acquisitions; acquisitions are a key component of growth and, from time to time, consideration for acquisitions may include the issuance of common stock.

The issuance of common stock may be dilutive to our current common stockholders. We may complete any financings prior to the Annual Meeting by the issuance of securities currently authorized and available for issuance. If the proposed amendment is approved, to the extent we have previously issued all of the shares of common stock currently authorized, we may issue the newly authorized shares of common stock without a further vote of the stockholders. These future issuances may be dilutive to our current common stockholders and may cause a reduction in the market price of our common stock.

The increase in the authorized shares of common stock will not have any immediate effect on the rights of existing stockholders. If the stockholders approve the proposed amendment, the Board of Directors may cause the issuance of additional shares without further vote of the stockholders. Current holders of common stock do not have preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. The issuance of additional shares of common stock would decrease the proportionate equity interest of our current stockholders and, depending upon the price paid for such additional shares, could result in dilution to our current stockholders.

The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, which would dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of the Company. The proposed amendment therefore may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our stockholders to dispose of their shares at a premium, which is often offered in takeover attempts, or that may be available under a merger proposal. The proposed amendment may have the effect of permitting our current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, the Board of Directors is not aware of any attempt to take control of the Company, and the Board of Directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

In addition to periodic discussions regarding fund raising opportunities, we also engage in periodic discussions with potential partners, strategic investments and acquisition candidates, as part of our business model. If any of these discussions came to a definitive understanding and if the proposed amendment is adopted, it is possible that we could use some of the newly authorized shares in connection with one or more such transactions subsequent to the increase in the number of authorized shares. We may also continue to issue shares of common stock pursuant to our stock incentive plans subsequent to the increase in the number of authorized shares. We currently have no plan, commitment, arrangement, understanding or agreement, regarding the issuance of common stock in connection with one or more such strategic transactions subsequent to the increase in the number of authorized shares.

If the proposed amendment is adopted, it will become effective upon filing of the Amended Certificate with the Secretary of State of the State of Delaware. However, if our stockholders approve the proposed amendment, the Board of Directors retains discretion under Delaware law not to implement the proposed amendment. If the Board of Directors were to exercise such discretion, the number of authorized shares would remain unchanged.

Vote Required

The affirmative vote of a majority of the outstanding shares of common stock, as of the Record Date, is required to increase the number of authorized shares of common stock.

Recommendation

The Board recommends that stockholders vote FOR increasing the number of authorized shares of common stock.

OTHER MATTERS TO COME BEFORE THE MEETING

If any business not described herein should properly come before the meeting, your proxy will vote the shares represented in accordance with his or her best judgment. At this time the proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the meeting.

* * * * *

SHAREHOLDER PROPOSALS

Should a shareholder desire to include in next year’s proxy statement a proposal other than those made by the Board, such proposal must be sent to the Corporate Secretary of the Company at 7A Commercial Wharf West, Boston, MA 02110. Shareholder proposals must be received at our principal executive offices no later than 120 days prior to the first anniversary of the date of this proxy statement. All shareholder proposals received after this date will be considered untimely and will not be included in the proxy statement for the 2013 annual meeting. The deadline for submission of shareholder proposals that are not intended to be included in our proxy statement is 45 days prior to the first anniversary of the date of this proxy statement.

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Annex A

Certificate of Amendment of the Certificate of Incorporation of

CONVERTED ORGANICS INC.

Under Section 242 of the Delaware General Corporation Law

Converted Organics Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by changing the article there of numbered fourth so that, as amended, said Article 4 shall be and read as follows:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is one billion (1,000,000,000) shares of common stock, having a par value of $0.0001 per share, and ten million (10,000,000) shares of preferred stock, having a par value of $0.0001 per share. Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions that are permitted by the General Corporation Law of Delaware in respect of any class or classes of preferred stock or any series of any class of preferred stock of the Corporation.

Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Date”), each share of issued and outstanding common stock, par value $0.0001 per share (the “Old Common Stock”), shall be reclassified as [one-one hundredth (1/100th); one-two hundredth (1/200th); one-three hundredth (1/300th); one-four hundredth (1/400th); or one-five hundredth (1/500th)] of a share of common stock (the “New Common Stock”), with a par value of $0.0001 per share. Each outstanding stock certificate that represented one or more shares of Old Common Stock shall thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of New Common Stock determined by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Date by [one-one hundredth (1/100th); one-two hundredth (1/200th); one-three hundredth (1/300th); one-four hundredth (1/400th); or one-five hundredth (1/500th)] and shares of Old Common Stock held in uncertificated form shall be treated in the same manner. Stockholders who would otherwise be entitled to receive fractional share interests of Common Stock shall instead have those fractional shares be rounded up to the nearest whole share.”

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this                     day of                     , 201    .

EDWARD J. GILDEA
President and CEO

A-1

Annex B

Certificate of Amendment of the Certificate of Incorporation of

CONVERTED ORGANICS INC.

Under Section 242 of the Delaware General Corporation Law

Converted Organics Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by changing the article there of numbered fourth so that, as amended, said Article 4 shall be and read as follows:

“The total number of shares of all classes of stock that the Corporation shall have authority to issue is one billion (1,000,000,000) shares of common stock, having a par value of $0.0001 per share, and ten million (10,000,000) shares of preferred stock, having a par value of $0.0001 per share. Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions that are permitted by the General Corporation Law of Delaware in respect of any class or classes of preferred stock or any series of any class of preferred stock of the Corporation.”

2. The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware by the vote of a majority of each class of outstanding stock of the Corporation entitled to vote thereon.

IN WITNESS WHEREOF, I have signed this Certificate this                     day of                     , 2012.

EDWARD J. GILDEA
President and CEO

B-1

CONVERTED ORGANICS INC.

PROXY

ANNUAL MEETING OF SHAREHOLDERS — JUNE 8, 2012

Proposals — The Board of Directors recommends a vote FOR Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.

1.	To elect one member to the Company’s Board of Directors.

Edward J. Gildea    For  ☐    Withhold  ☐

2.	To ratify the selection of Moody, Famiglietti & Andronico, LLP as the Company’s independent public accountant for the fiscal year ending December 31, 2012.

For ☐	Against ☐	Abstain ☐

3.	To approve an amendment to the Company’s Certificate of Incorporation, which would authorize the Company’s Board of Directors to implement a reverse stock split of the Company’s issued and outstanding stock at a ratio of any of 1:100; 1:200; 1:300; 1:400; or 1:500 to be determined by the Board of Directors (“Reverse Split”).

For ☐	Against ☐	Abstain ☐

4.	To authorize the Board of Directors pursuant to Section 242(c) of the Delaware General Corporation Law to abandon the Reverse Split.

For ☐	Against ☐	Abstain ☐

5.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock that the Company is authorized to issue from 500,000,000 to 1,000,000,000 shares.

For ☐	Against ☐	Abstain ☐

[Sign, date and return the Proxy Card promptly using the enclosed envelope.]

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby appoints Edward J. Gildea and David R. Allen, or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of Converted Organics Inc. (the “Company”) at the Annual Meeting of Stockholders of the Company to be held at the Millennium Bostonian Hotel, 26 North Street, Boston MA 02109, on June 8, 2012 at 9:30 a.m., local time, and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Dated:                 , 2012

SIGNATURE(S) should be exactly as the name or names appear on this Proxy. If stock is held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

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